                                                                     Exhibit 5.1

                                 July 14, 2004

Callaway Golf Company
2180 Rutherford Road
Carlsbad, California  92008-7328

             Re:  Registration Statement on Form S-8
                  The Callaway Golf Company 2004 Equity Incentive Plan and the Callaway Golf Company Employee Stock Purchase Plan

Ladies and Gentlemen:

         I have prepared the Registration Statement on Form S-8 ("Registration Statement") to be filed by Callaway Golf Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof in connection with the registration of 8,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which may be issued to employees under the Callaway Golf Company 2004 Equity Incentive Plan and 4,000,000 shares of the Company's Common Stock which may be issued to employees under the Callaway Golf Company Employee Stock Purchase Plan (collectively, the "Equity Plans"). In connection with said registration, I have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Common Stock, the Certificate of Incorporation of the Company and the Bylaws of the Company. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

         I am not admitted to practice in the State of Delaware, however, I am generally familiar with the Delaware General Corporation Law as currently in effect. I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

         Subject to the foregoing, upon completion of the proceedings being taken or contemplated by the Company to be taken prior to the issuance and sale of the aforesaid shares pursuant to the Equity Plans, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the applicable securities laws, the aforesaid shares, when issued and sold in the manner referred to in the Equity Plans and the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

         I hereby consent to filing this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ BRIAN P. LYNCH

                                                     Brian P. Lynch
                                                     Senior Corporate Counsel